As filed with the Securities and Exchange Commission on August 25, 2005

Registration Statement No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOME FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Federal		20-0945587
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

500 12th Avenue South, Nampa Idaho		83651
(Address of principal executive offices)		(Zip code)

Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan
(Full title of the plan)

Robert A. Schoelkoph Chief Financial Officer Home Federal Bancorp, Inc. 500 12th Avenue South Nampa, Idaho 83651 (208)466-4634		John F, Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 (703)883-1100
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value per share	1,043,321(1)	$13.05(2)	$13,615,340	$1,603.00
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan and 2005 Recognition and Retention Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the registrant.
(2) Estimated in accordance with Rule 457(h), calculated on the basis of $13.05 per share, the average of the high and low share prices of the registrant's common stock on the Nasdaq National Market on August 24, 2005.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan or the Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan, as applicable, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933.

        Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

            The following documents previously filed by Home Federal Bancorp, Inc. (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

            (a)         the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 (File No. 000-50901)
                          filed pursuant to the Securities Exchange Act of 1934;

            (b)         all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934
                          since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above; and

           (c)         the description of the Registrant's common stock, par value $.01 per share, set forth in the Registrant's
                           Registration Statement on Form 8-A, registering the Registrant's common stock, pursuant to Section 12(g)
                           of the  Securities Exchange Act of 1934, filed on August 11, 2004 and all amendments thereto or reports filed for the  purpose of updating such description.

             All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

            All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein by reference.

Item 4. Description of Securities

          Not Applicable

Item 5.  Interests of Named Experts and Counsel

              Not Applicable

Item 6.  Indemnification of Directors and Officers

        Section 545.121 of Regulations of the Office of Thrift Supervision ("OTS Regulations") (12 C.F.R. Section 545.121) sets forth the ability of a federal savings and loan association to indemnify its officers and directors. This section provides that a savings and loan association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the association for: (1) any amount for which that person became liable under a judgment; and (2) reasonable costs and expenses, including reasonable attorney's fees, paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under such section if he or she attains a favorable judgment in such enforcement action.

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             Indemnification shall be made to such individuals if (1) final judgments on the merits is in the individual's favor or (2) in case of (i) settlement; (ii) final judgment against the individual, or (iii) final judgment in the individual's favor, other than on the merits, if a majority of the disinterested directors determine that the individual was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association of its members. The section also provides that no indemnification may be made unless the association gives the Office of Thrift Supervision 60 days notice of its intention to make such indemnification.

                In addition to providing indemnification, under OTS Regulations, a savings association may obtain insurance to protect it and its officers, directors and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers or employees. However, the savings association may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

             Section 545.121 of the OTS Regulations is subject to and qualified by 12 U.S.C. Section 1821(k) which provides in general that a director or officer of an insured depository institution may be held personally liable for monetary damages by, on behalf of, or at the request or direction of the Federal Deposit Insurance Corporation in certain circumstances.

Item 7.     Exemption From Registration Claimed

                Not Applicable

Item 8.     Exhibits

                The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description of Document

4.1	Articles of Incorporation of the Registrant(1)

4.2	Bylaws of the Registrant(1)

4.3	Form of Certificate of Common Stock of the Registrant(1)

5	Opinion of Breyer & Associates PC

23.1	Consent of Moss Adams LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

99.1	Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan

99.2	Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan

(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-113731), filed with the
     Commission on March 19, 2004, and incorporated herein by reference.

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Item 9.  Undertakings

          (a) The undersigned Registrant hereby undertakes:

                    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                     2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho, on August 25, 2005.

                                                                                    HOME FEDERAL BANCORP, INC.

                                                                                   By: /s/Daniel L. Stevens
                                                                                                                   Daniel L. Stevens
                                                                                                                   Chairman, President and Chief Executive Officer
                                                                                                                   (Duly Authorized Representative)

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Daniel L. Stevens his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

Signature	Title	Date

/s/Daniel L. Stevens Daniel L. Stevens	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 25, 2005

/s/Robert A. Schoelkoph Robert A. Schoelkoph	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2005

/s/N. Charles Hedemark N. Charles Hedemark	Director	August 25, 2005

/s/Fred H. Helpenstell, M.D. Fred H. Helpenstell, M.D.	Director	August 25, 2005

/s/Thomas W. Malson Thomas W. Malson	Director	August 25, 2005

/s/Richard J. Schrandt Richard J. Schrandt	Director	August 25, 2005

/s/James R. Stamey James R. Stamey	Director	August 25, 2005

/s/Robert A. Tinstman Robert A. Tinstman	Director	August 25, 2005

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HOME FEDERAL BANCORP, INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Articles of Incorporation of the Registrant(1)

4.2	Bylaws of the Registrant(1)

4.3	Form of Certificate of Common Stock of the Registrant(1)

5	Opinion of Breyer & Associates PC

23.1	Consent of Moss Adams, LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

99.1	Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan

99.2	Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan

(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-113731), filed with the
     Commission on March 19, 2004, and incorporated herein by reference.

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Exhibit 5

Opinion of Breyer & Associates PC

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[Letterhead of Breyer & Associates PC]

August 25, 2005

Board of Directors
Home Federal Bancorp, Inc.
500 12th Avenue South
Nampa, Idaho 83651

Ladies and Gentlemen:

        We have acted as special counsel to Home Federal Bancorp, Inc., a federal corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the terms of the Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan (the "RRP") and the Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan (the "Option Plan" and with the RRP, the "Plans"), pursuant to the grant or exercise of stock options ("Options") or stock appreciation rights ("Rights"), all as more fully described in the Registration Statement. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

        We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Company, the Plans, a specimen stock certificate evidencing the Common Stock and such other documents and records as we have deemed necessary for purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the RRP will continue to be validly authorized on the dates that the restrictions on the Common Stock lapse; (ii) the shares of Common Stock issuable pursuant to the exercise of Options or Rights will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options or Rights, (iii) on the dates the Options or Rights are exercised, the Options or Rights will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally), (iv) no change occurs in applicable law or the pertinent facts, (v) the Options or Rights are exercised in accordance with the terms of the Option Plan and any separate agreement evidencing the grant of such Options or Rights pursuant to the Option Plan and the exercise price due therefor, if any, is paid in accordance with the terms thereof and (vi) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

        Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, upon receipt by the Company of any

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Board of Directors
Home Federal Bancorp, Inc.
August 25, 2005

consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                                                                                Sincerely,
                                                                                                                                                                                                                                                 /s/Breyer & Associates PC

                                                                                                BREYER & ASSOCIATES PC

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Exhibit 23.1

Consent of Moss Adams, LLP

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[Letterhead of Moss Adams LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Home Federal Bancorp, Inc.
Nampa, Idaho

We consent to incorporation by reference in the Registration Statement on Form S-8 of Home Federal Bancorp, Inc., relating to the Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan and 2005 Recognition and Retention Plan, of our report dated October 29, 2004, except for Note 14 as to which the date is December 7, 2004, relating to the consolidated statement of financial statements of Home Federal Savings and Loan Association of Nampa, which appears in Home Federal Bancorp, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2004.

/s/Moss Adams LLP

Spokane, Washington
August 23, 2005

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Exhibit 99.1

Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan

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HOME FEDERAL BANCORP, INC.

2005 STOCK OPTION AND INCENTIVE PLAN

        1. Plan Purpose. The purpose of the Plan is to foster and promote the long-term success of the Corporation and its stockholders by a means of attracting and retaining directors, advisory directors, directors emeriti and employees of the Corporation and its Affiliates and aligning the interests of Participants with stockholders.

        2. Definitions. The following definitions are applicable to the Plan:

        "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

        "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Right, or any combination thereof, as provided in the Plan.

        "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

        "Board" -- means the board of directors of the Corporation.

        "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

        "Code" -- means the Internal Revenue Code of 1986, as amended.

        "Committee" -- means the committee referred to in Section 3 hereof.

        "Corporation" -- means Home Federal Bancorp, Inc., a federal corporation, and any successor thereto.

        "Financial Institution" -- means Home Federal Bank or any successor entity.

        "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

        "Market Value" -- means, as of any applicable date, the value of a Share determined as follows:

        (a) If the Shares are traded or quoted on the Nasdaq Stock Market or other national securities exchange on any date, then the Market Value shall be the average of the highest and lowest selling price on such exchange on such date or, if there were no sales on such date, then on the next prior business day on which there was a sale.

        (b) If the Shares are not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Market Value shall be a value determined by the Board in good faith on such reasonable basis as it deems appropriate (including but not limited to the valuation method described in Section 20.2031-2 of the Federal Estate Tax Regulations).

        "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

        "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

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        "OTS" -- means the Office of Thrift Supervision of the Department of the Treasury or any successor administrative agency.

        "Participant" -- means any director, advisory director, director emeritus or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

        "Plan" -- means this Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan.

        "Related" -- means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof.

        "Right" -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

        "Section 409A" -- means Section 409A of the Code and any guidance issued thereunder.

        "Shares" -- means the shares of common stock of the Corporation.

        "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director (including an advisory director or director emeritus) or employee of the Corporation or any Affiliate for purposes of any other Award.

        3. Administration. The Plan shall be administered by the Company's Compensation Committee consisting of two or more members of the Board, each of whom shall be (i) an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder and (ii) a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to: (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

        The Plan is intended to provide benefits that are not deferred compensation within the meaning of Section 409A and the Plan shall be administered and interpreted accordingly.

        4. Shares Subject to Plan.

                    (a) Options

                         (i) Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 745,229. As long as the Plan is subject to the requirements of the OTS regulations, no Participant shall receive Awards under the Plan that represent more than 25% of the Shares with respect to which Awards may be made under the Plan, and directors who are not employees of the Corporation or any affiliate shall not receive Awards that represent, for any one such director, more than 5%, or, for all such directors in the aggregate, more than 30% of the Shares with respect to which Awards may be made under the Plan.

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                        (ii) During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 200,000 Shares, subject to adjustment as provided in Section 6.

            (b) The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury stock. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

        5. Terms and Condition of Option Awards.

                (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law and OTS regulations as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

                            (i) Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

                     (ii) Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than ten (10) years for either an Incentive Stock Option or a Non-Qualified Stock Option.

                     (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                            (iv) Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

                            (v) Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) three years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

                (b) Rights. A Right shall, upon its exercise, entitle the Participant to whom such Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine (unless the provision of cash or a combination of cash and Shares would cause the Rights to be subject to Section 409A, in which case the Participant shall only receive Shares), the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional Shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Right, multiplied by the number of Shares with respect to which such Right shall have been exercised. A Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Right was exercised. Upon the exercise or termination of a Related Option, any Related Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated. Notwithstanding anything herein to the contrary, no Right, Related Right or Related Option shall be issued or granted that would cause the Plan or any benefit issued hereunder to be subject to Section 409A.

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                (c) Additional Terms of Awards

                (i) Vesting. As long as the Plan is subject to the requirements of the OTS regulations, every Award granted pursuant to this Plan shall vest, beginning not earlier than the one year anniversary of the date on which the Plan is approved by the stockholders of the Corporation, in annual installments of not more than 20%, and the vesting of an Award shall not be accelerated except in the event of the Participant's death or disability or in connection with a change in control (as set forth in Section 8 of the Plan).

                (ii) Regulatory Action. Plan Participants that are executive officers or directors must exercise or forfeit their Award in the event the Financial Institution becomes critically undercapitalized ( as defined in 12 C.F.R. Section 565.4 or any successor law or regulation), is subject to an OTS enforcement action, or receives a capital directive under 12 C.F.R. Section 565.7 or any successor law or regulation.

        6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

        7. Effect of Merger on Options or Rights. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Option or Right, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee. The rights provided for in this Section 8 shall be limited to the extent necessary to avoid having the Plan or any benefit provided hereunder subject to Section 409A.

        8. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board; or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event. Provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

        9. Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member

4


of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

        10. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

        11. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        12. Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option as provided for in the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

        13. Amendment or Termination.

                    (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Corporation's stockholders if, when and to the extent such stockholder approval is necessary or required, for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval.

                    (b) The Committee may waive any conditions of, or rights of, the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

                    (c) The Committee shall not, without the further approval of the stockholders of the Corporation, authorize the amendment of any outstanding Option to reduce the exercise price of the Option. Furthermore, no Option shall be canceled and replaced with awards having a lower exercise price without further approval of the stockholders of the Corporation. This Section 13(c) is not intended to permit (1) the repricing of "underwater" Options, and (2) the modification of any Option so that it becomes subject to Section 409A, but this Section 13(c) shall not be construed to prohibit or in any way restrict the adjustments provided for in Section 6 of this Plan.

                    (d) No amendment of the Plan or any Award shall be permitted that would cause the Plan or any benefit provided for hereunder to be subject to Section 409A.

            14. Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the stockholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 13 hereof.

5

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HOME FEDERAL BANCORP, INC.

2005 STOCK OPTION AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

ISO NO. _____

        This Option is granted on ________________ ____, 2005 (the "Grant Date"), by Home Federal Bancorp, Inc., a federally chartered stock corporation ("Corporation"), to _________________ (the "Optionee"), in accordance with the following terms and conditions:

        1.         Option Grant and Exercise Period. The Corporation hereby grants to the Optionee an Incentive Stock Option ("Option") to purchase, pursuant to the Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan, as the same may be amended from time to time (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of _______ shares (the "Option Shares") of the common stock of the Corporation ("Share" or "Shares") at the price of $______ per Share (the "Exercise Price"). A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached to this Award Agreement.

        Except as provided in Sections 8 and 9 below, this Option shall be exercisable only during the period (the "Exercise Period") commencing on the dates set forth in Section 2 below, and ending at 5:00 p.m., Nampa, Idaho, on the date ten years after the Grant Date, such later time and date being hereinafter referred to as the "Expiration Date," subject to earlier expiration in accordance with Section 5 in the event of a Termination of Service. The aggregate Market Value (as determined on the Grant Date) of the Option Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00). To the extent that this Option does not qualify as an Incentive Stock Option for any reason, it shall be deemed ab initio to be a Non-Qualified Stock Option.

        2.         Method of Exercise of This Option. This Option may be exercised during the Exercise Period, with respect to not more than the cumulative number of the Option Shares set forth below on or after the dates indicated, by giving written notice to the Corporation as hereinafter provided specifying the number of the Option Shares to be purchased.

Cumulative Number of Option Shares Exercisable	Date

The notice of exercise of this Option shall be in the form prescribed by the Committee referred to in Section 3 of the Plan and directed to the address set forth in Section 12 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice shall be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made (i) in cash, which may be in the form of a check, money order, cashier's check or certified check, payable to the Corporation, or (ii) by delivering Shares already owned by the Optionee having a Market Value equal to the Exercise Price, or (iii) a combination of cash and such Shares. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the Option Shares so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another in such form of joint ownership as requested by the Optionee (or such other person) pursuant to applicable state law.

ISO-1


        3.         Delivery and Registration of the Option Shares. The Corporation's obligation to deliver the Option Shares hereunder shall, if the Committee so requests, be conditioned upon the Optionee's compliance with the terms and provisions of Section 11 of the Plan.

        4.         Nontransferability of This Option. This Option may not be assigned, encumbered, transferred, pledged or hypothecated except, in the event of the death of the Optionee, by will or the applicable laws of descent and distribution to the extent provided in Section 5 below. This Option is exercisable during the Optionee's lifetime only by the Optionee or a person acting with the legal authority of the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person acting with the legal authority of the Optionee to whom this Option is transferred by will or by the laws of descent and distribution.

        5.         Termination of Service or Death or Disability of the Optionee. Except as provided in this Section 5 and in Section 9 below, and notwithstanding any other provision of this Option to the contrary, this Option shall be exercisable only if the Optionee has not incurred a Termination of Service at the time of such exercise.

        If the Optionee incurs a Termination of Service for any reason excluding death, disability and Termination of Service for Cause, then the Optionee may, but only within the period of three months immediately succeeding such Termination of Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option on the date of Termination of Service. If the Optionee incurs a Termination of Service for Cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination, except as provided in Section 9 below.

        In the event of the death or disability of the Optionee prior to the Optionee's Termination of Service or within three months thereafter, the Optionee or person or persons to whom the Option has been transferred by will or by the laws of descent and distribution may, but only to the extent the Optionee was entitled to exercise this Option on the date of the Optionee's death or disability, exercise this Option at any time within one year following the death or disability of the Optionee, but in no event after the Expiration Date.

        Following the death of the Optionee, the Committee may, in its sole discretion, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution, the amount by which the Market Value per Share on the date of exercise of this Option shall exceed the Exercise Price for each of the Option Shares, multiplied by the number of the Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan.

        6.         Notice of Sale. The Optionee or any person to whom the Option Shares shall have been transferred shall promptly give notice to the Corporation in the event of the sale or other disposition of the Option Shares within the later of (i) two years from the Grant Date or (ii) one year from the date of exercise of this Option. Such notice shall specify the number of the Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 12 below.

        7.         Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding Shares by reason of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure of the Corporation or in the Shares, the number and class of the Option Shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive. However, any repurchases by the Corporation of its Shares shall have no affect on the number of Shares reserved for issuance under the Plan, or Awards granted under the Plan.

        8.         Effect of Merger or Other Reorganization. In the event of any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or

ISO-2


exchanged for different securities, cash or other property, or any combination thereof), the Optionee shall have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the Market Value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price, multiplied by the number of the Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee. The exercise of the right provided herein shall result in that portion of this Option so exercised being disqualified as an incentive stock option for tax purposes and being deemed a non-qualified stock option for tax purposes.

        9.       Effect of Change in Control. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control as defined in the Plan shall occur, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event.

        10.     Stockholder Rights Not Granted by This Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

        11.     Withholding Tax. Where the Optionee or another person is entitled to receive the Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to the Option Shares, or in lieu thereof, to retain, or sell without notice, a sufficient number of the Option Shares to cover the amount required to be withheld, or, in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements.

        12.     Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Corporate Secretary of Home Federal Bancorp, Inc., 500 12th Avenue South, Nampa, Idaho 83651. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

        13.     Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. Capitalized terms used herein which are not defined in this Award Agreement shall have the meaning ascribed to such terms in the Plan. All determinations and interpretations made in the discretion of the Committee shall be final and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

        14.     Optionee Service. Nothing in this Option shall limit the right of the Corporation or any of its Affiliates to terminate the Optionee's service as an employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

        15.     Amendment. The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of this Award Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision hereof which may adversely affect the Optionee without the Optionee's (or his legal representative's) written consent and the Committee may not change the Exercise Price unless pursuant to Section 7 hereof.

        16.     Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 12 above.

ISO-3


        IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed as of the date first above written.

                                                                                                    HOME FEDERAL BANCORP, INC.

                                                                            By: ________________________________

                                                                                                      Its: ________________________________

                                                                            ACCEPTED:

                                                                            ______________________________________
                                                                                                     (Signature)

                                                                                                      ______________________________________
                                                                                                     (Street Address)

                                                                                                      ______________________________________
                                                                            (City, State and Zip Code)

ISO-4


HOME FEDERAL BANCORP, INC.

2005 STOCK OPTION AND INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

NQSO NO. _____

        This Option is granted on ______________ ____, 2005 (the "Grant Date"), by Home Federal Bancorp, Inc., a federally chartered stock corporation ("Corporation"), to _________________ (the "Optionee"), in accordance with the following terms and conditions:

        1.         Option Grant and Exercise Period. The Corporation hereby grants to the Optionee a Non-Qualified Option ("Option") to purchase, pursuant to the Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan, as the same may be amended from time to time (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of _______ shares (the "Option Shares") of the common stock of the Corporation ("Share" or "Shares") at the price of $______ per Share (the "Exercise Price"). A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached to this Award Agreement.

        Except as provided in Sections 7 and 8 below, this Option shall be exercisable only during the period (the "Exercise Period") commencing on the dates set forth in Section 2 below, and ending at 5:00 p.m., Nampa, Idaho time, on the date ten years after the Grant Date, such later time and date being hereinafter referred to as the "Expiration Date," subject to earlier expiration in accordance with Section 5 in the event of a Termination of Service.

        2.         Method of Exercise of This Option. This Option may be exercised during the Exercise Period, with respect to not more than the cumulative number of the Option Shares set forth below on or after the dates indicated, by giving written notice to the Corporation as hereinafter provided specifying the number of the Option Shares to be purchased.

Cumulative Number of Option Shares Exercisable	Date

The notice of exercise of this Option shall be in the form prescribed by the Committee referred to in Section 3 of the Plan and directed to the address set forth in Section 11 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice shall be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made (i) in cash, which may be in the form of a check, money order, cashier's check or certified check, payable to the Corporation, or (ii) by delivering Shares already owned by the Optionee having a Market Value equal to the Exercise Price, or (iii) a combination of cash and such Shares. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the Option Shares so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another in such form of joint ownership as requested by the Optionee (or such other person) pursuant to applicable state law.

        3.         Delivery and Registration of the Option Shares. The Corporation's obligation to deliver the Option Shares hereunder shall, if the Committee so requests, be conditioned upon the Optionee's compliance with the terms and provisions of Section 11 of the Plan.

        4.         Nontransferability of This Option. This Option may not be assigned, encumbered, transferred, pledged or hypothecated except, (i) in the event of the death of the Optionee, by will or the applicable laws of descent and

NQSO-1


distribution, (ii) pursuant to a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, (iii) by gift to any member of the Optionee's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or a person acting with the legal authority of the Optionee unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person acting with the legal authority of the Optionee to whom this Option is transferred in accordance with this Section 4.

        5.         Termination of Service or Death or Disability of the Optionee. Except as provided in this Section 5 and in Section 8 below, and notwithstanding any other provision of this Option to the contrary, this Option shall be exercisable only if the Optionee has not incurred a Termination of Service at the time of such exercise.

        If the Optionee incurs a Termination of Service for any reason excluding death, disability and Termination of Service for Cause, then the Optionee may, but only within the period of one year immediately succeeding such Termination of Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option on the date of Termination of Service. If the Optionee incurs a Termination of Service for Cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination, except as provided in Section 8 below.

        In the event of the death or disability of the Optionee prior to the Optionee's Termination of Service or within three months thereafter, the Optionee or person or persons to whom the Option has been transferred pursuant to Section 4 may, but only to the extent the Optionee was entitled to exercise this Option on the date of the Optionee's death or disability, exercise this Option at any time within two years following the death or disability of the Optionee, but in no event after the Expiration Date.

        Cause shall mean termination of the employment of the Optionee with either the Corporation or any Affiliate, as the case may be, because of the Optionee's dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, or regulation (excluding violations which do not have a material adverse affect on the Corporation or its Affiliates) or final cease-and-desist order. No act or failure to act by the Optionee shall be considered willful unless the Optionee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Corporation.

        Following the death of the Optionee, the Committee may, in its sole discretion, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred pursuant to Section 4 the amount by which the Market Value per Share on the date of exercise of this Option shall exceed the Exercise Price for each of the Option Shares, multiplied by the number of the Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan.

        6.         Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding Shares by reason of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure of the Corporation or in the Shares, the number and class of the Option Shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive. However, any repurchases by the Corporation of its Shares shall have no affect on the number of Shares reserved for issuance under the Plan, or Awards granted under the Plan

        7.         Effect of Merger or Other Reorganization. In the event of any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Optionee shall have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period,

NQSO-2

to receive upon exercise of this Option an amount equal to the excess of the Market Value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price, multiplied by the number of the Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

        8.        Effect of Change in Control. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control as defined in the Plan shall occur, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event.

        9.         Stockholder Rights Not Granted by This Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

        10.       Withholding Tax. Where the Optionee or another person is entitled to receive the Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to the Option Shares, or in lieu thereof, to retain, or sell without notice, a sufficient number of the Option Shares to cover the amount required to be withheld, or, in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements.

        11.       Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Corporate Secretary of Home Federal Bancorp, Inc., 500 12th Avenue South, Nampa, Idaho 83651. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

        12.       Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. Capitalized terms used herein which are not defined in this Award Agreement shall have the meaning ascribed to such terms in the Plan. All determinations and interpretations made in the discretion of the Committee shall be final and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

        13.       Optionee Service. Nothing in this Option shall limit the right of the Corporation or any of its Affiliates to terminate the Optionee's service as a director, advisory director, director emeritus or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

        14.       Amendment. The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of this Award Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision hereof which may adversely affect the Optionee without the Optionee's (or his legal representative's) written consent and the Committee may not change the Exercise Price unless pursuant to Section 6 hereof.

        15.       Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 11 above.

NQSO-3


        IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed as of the date first above written.

                                                                                                 HOME FEDERAL BANCORP, INC.

                                                                         By:______________________________
                                                                         Its:______________________________

                                                                        ACCEPTED:

                                                                        ____________________________
                                                                                                (Signature)

                                                                        ____________________________
                                                                                                (Street Address)

                                                                        ____________________________
                                                                                                (City, State and Zip Code)

NQSO-4


Exhibit 99.2

Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan


HOME FEDERAL BANCORP, INC.

2005 RECOGNITION AND RETENTION PLAN

        1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, advisory directors, directors emeritus and employees of the Corporation and its Affiliates.

        2. Definitions. The following definitions are applicable to the Plan:

        "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

        "Award" -- means the grant by the Committee of Restricted Stock, as provided in the Plan.

        "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

        "Board" -- means the board of directors of the Corporation.

        "Code" -- means the Internal Revenue Code of 1986, as amended.

        "Committee" -- means the committee referred to in Section 3 hereof.

        "Corporation" -- means Home Federal Bancorp, Inc., a federal corporation, and any successor thereto.

        "Financial Institution " -- means Home Federal Bank or any successor entity.

        "OTS" -- means the Office of Thrift Supervision of the Department of the Treasury or any successor administrative agency.

        "Participant" -- means any director, advisory director, emeritus director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

        "Plan" -- means this Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan.

        "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 5 hereof with respect to Restricted Stock awarded under the Plan.

        "Restricted Stock" -- means Shares awarded to a Participant by the Committee pursuant to Section 5 hereof.

        "Section 409A" -- means Section 409A of the Code and any guidance issued thereunder.

        "Shares" -- means the shares of common stock of the Corporation.

        "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not a director, emeritus director or employee of the Corporation or any Affiliate. Service shall not be considered to have ceased in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

        3. Administration. The Plan shall be administered by the Company's Compensation Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m)

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of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to: (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

        The Plan is intended to provide benefits that are not deferred compensation within the meaning of Section 409A and the Plan shall be administered and interpreted accordingly.

        4. Shares Subject to Plan. Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 298,092 Shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury stock. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

        5. Terms and Conditions of Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions as the Committee shall determine:

                    (a) At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the Award Agreement, the Shares awarded as Restricted Stock shall no longer be subject to restriction. Subject to any such other terms and conditions as the Committee shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraph (c) of this Section 5 and Section 6 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends with respect to the Restricted Stock. No director who is not an employee of the Corporation shall be granted Awards with respect to more than 5% of the total Shares subject to the Plan.

                    All non-employee directors of the Corporation, in the aggregate, may not be granted Awards with respect to more than 30% of the total Shares subject to the Plan, and no individual shall be granted Awards with respect to more than 25% of the total Shares subject to the Plan. No Awards shall begin vesting earlier than one year from the date the Plan is ratified by stockholders of the Corporation, no Awards shall vest at a rate in excess of 20% per year beginning from the date of grant, and such vesting shall not be accelerated except in the event of the Participant's death or disability, or in connection with a change of control (as set forth in Section 8 of this Plan).

                    Subject to compliance with OTS regulations, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions; whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

                    (b) If a Participant incurs a Termination of Service for any reason (other than death, disability or in connection with a change in control), all Shares of Restricted Stock awarded to such Participant and which at the time of such Termination of Service are subject to the restrictions imposed pursuant to paragraph (a) of this Section 5 shall

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upon such Termination of Service be forfeited and returned to the Corporation. If a Participant incurs a Termination of Service by reason of death or disability, the Restricted Period with respect to the Participant's Restricted Stock then still subject to restrictions shall thereupon lapse.

                    (c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

The transferability of this certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan. Copies of such Plan are on file in the office of the Secretary of Home Federal Bancorp, Inc., 500 12th Avenue South, Nampa, Idaho 83653.

                (d) At the time of any Award, the Participant shall enter into an Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine.

                      (e) Upon the lapse of the Restricted Period, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 5 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 5, and the Shares represented by such certificate(s) shall be free of the restrictions imposed pursuant to paragraph (a) of this Section 5.

                       (f) No term or condition of any Restricted Stock shall be included that would cause the Restricted Stock to be subject to Section 409A. Any such term or condition shall be void ab initio.

        6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any Award which is adjusted as a result of this Section 6 shall be subject to the same restrictions as the original Award, and the certificate[s] or other instruments representing or evidencing such Restricted Stock shall be legended and deposited with the Corporation in the manner provided in Section 5(c) hereof.

        7. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 7 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board; or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, the Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse and all Shares awarded hereunder as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded; provided, however, that no Award which has previously been forfeited shall become vested.

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        8. Assignments and Transfers. During the Restricted Period, no Award nor any right or interest of a Participant in any instrument evidencing an Award may be assigned, encumbered or transferred other than by will, the laws of descent and distribution or pursuant to a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code.

        9. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

        10. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        11. Withholding Tax. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such Shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

        12. Amendment or Termination.

                    (a) Except to the extent prohibited by OTS regulations, the Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Corporation's stockholders if, when and to the extent (i) such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, (ii) such amendment or alteration is deemed by the Board to be of a material nature or (iii) if the Board, in its discretion, determines to seek such stockholder approval.

                    (b) Except to the extent prohibited by OTS regulations, the Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

                    (c) No amendment of the Plan or any Award shall be permitted that would cause the Plan or any benefit provided for hereunder to be subject to Section 409A.

        13. Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the stockholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 12 of this Plan.

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HOME FEDERAL BANCORP, INC.

2005 RECOGNITION AND RETENTION PLAN

AWARD AGREEMENT

        THIS AGREEMENT is made as of the _______ day of _____________ 2005 between Home Federal Bancorp, Inc. (the "Corporation"), and _________________ (the "Grantee").

        In consideration of the agreements set forth below, the Corporation and the Grantee agree as follows:

        1.         Grant. A Restricted Stock Award ("Award") of ______ shares ("Award Shares") of the Corporation's common stock, $.01 par value per share ("Common Stock"), is hereby granted by the Corporation to the Grantee subject to the following terms and conditions and subject to the provisions of the Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan (the "Plan"), the terms of which are incorporated by reference herein.

        2.         Transfer Restrictions. None of the Award Shares shall be sold, assigned, pledged, or otherwise transferred, voluntarily or involuntarily, by the Grantee.

        3.         Release of Restrictions. The restrictions set forth in Section 2 above shall lapse: (i) ratably over a five (5) year period with one-fifth of the Award Shares vesting each year over a five year period with the first vesting on ______________ __, 2006 and subsequent vesting on __________ __, 2007, __________ __, 2008, __________ __, 2009 and __________ __, 2010 so long as the recipient continues service as a director or officer of the Corporation or any of its subsidiaries; (ii) as to all Award Shares upon the Grantee's death, disability or normal retirement after attainment of age 65; or (iii) upon the occurrence of a Change in Control.

        4.         Forfeiture. Except as otherwise provided by the Plan or this Agreement, the Award Shares shall be forfeited to the Corporation if the Grantee no longer serves as a director or officer of the Corporation or its subsidiaries, prior to the date the restrictions lapse as provided in Section 3 above.

        5.         Rights as Stockholder. The rights of the Grantee as a shareholder prior to the release of the restrictions set forth in Section 2 above shall be governed by Section 5 of the Plan.

        6.         Escrow of Share Certificates. Certificates for the Award Shares shall be issued in the Grantee's name or as otherwise provided under the Plan and shall be held in escrow by the Corporation until all restrictions lapse or such shares are forfeited as provided herein. A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

        7.         Government Regulations. Notwithstanding anything contained herein to the contrary, the Corporation's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

        8.         Withholding Taxes. The Corporation shall have the right to require the Grantee to remit to the Corporation, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

        9.         Governing Law. This Agreement shall be construed under the laws of the State of Idaho.

        10.       Effect of the Plan. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan, as interpreted by the Board of Directors of the Corporation, shall prevail. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Plan.

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        IN WITNESS WHEREOF, the Corporation has caused this Award to be granted on the date first above written.

Attest:                                                                                                     HOME FEDERAL BANCORP, INC.

_________________                                                    By:______________________________

                                                                                                                   ACCEPTED:

                                                                                      _____________________________
                                                                                                                   ____________________

                                                                                                                   Date: _____________________________

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